UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 21, 2007

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE
EXHIBIT INDEX
Supplemental Executive Retirement Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In early December 2007, the Organization and Compensation Committee of the Board of Directors of Masco Corporation authorized the Company to enter into an unfunded supplemental executive retirement and disability plan with John G. Sznewajs, the Company’s Vice President, Treasurer and Chief Financial Officer. The Plan, similar to Plans extended to a number of the Company’s senior executives, supplements benefits that Mr. Sznewajs would otherwise receive upon retirement on or after age 65 and provides annually for life an amount which, when integrated with benefits from our other retirement plans equals up to 60% (based on an accrual rate of 4% per year for up to 15 years of service) of the average of the highest three years’ cash compensation received from the Company (base salary and regular year-end cash bonus, not in excess of 60% of that year’s maximum bonus opportunity).
     This Plan provides for no early retirement benefit prior to age 65, and benefits under the Plan are not payable in a lump sum, other than in the case of a change in control. If Mr. Sznewajs’ employment is terminated before age 65, he would be entitled to receive an accrued benefit reduced by a vesting schedule that provides for no more than 50% vesting upon attainment of age 50 and 100% vesting no earlier than age 60. Such vested benefit is not payable until age 65 and is subject to certain offsets for amounts earned from prior or future employers.
     The Plan provides a disability benefit payable until age 65 (integrated with Company paid long-term disability insurance) and equal to 60% of the annual salary and bonus (up to 60%) in effect at the time of disability. At age 65, payments revert to a calculation based on the high three year average compensation and the benefit percentage earned at the time of disability, increased (if less than 60%) by the period of disability. The Plan also provides a reduced benefit for a surviving spouse and supplemental medical benefits.
     Benefits payable under the Supplemental Executive Retirement Plans are reduced by integration with Company-funded benefits under the Company’s other retirement plans (as well as, in most cases, by offsets for benefits payable by reason of prior employment). Consequently, amounts payable under the Company’s qualified Pension Plan, the qualified profit sharing plan and both the defined benefit and defined contribution portions of the Benefits Restoration Plan reduce the benefits otherwise payable pursuant to the Company’s Supplemental Executive Retirement Plans.
     Mr. Sznewajs’ Plan is attached hereto as Exhibit 99 and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

December 21, 2007

EXHIBIT INDEX
99	Supplemental Executive Retirement Plan for John G. Sznewajs.